Exhibit 10.37

AMENDMENT NO. 1 TO
MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT, dated as of October 7, 2008 (this “Amendment”), by and among NRFC JP HOLDINGS, LLC (the “Seller”), and JPMORGAN CHASE BANK, N.A. (the “Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement (as defined below).

RECITALS

WHEREAS, the Seller and the Buyer are parties to that certain Master Repurchase Agreement, dated August 8, 2007 (the “Existing Repurchase Agreement”); and

WHEREAS, the Seller and the Buyer have agreed to amend the Existing Repurchase Agreement to remove the concept of the Facility Amount (while maintaining the uncommitted nature of the facility), to modify the servicing provisions and to eliminate the existing Advance Rates and Applicable Pricing Rates.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

SECTION 1.                            Amendments.

(a)                                  Article 2 of the Existing Repurchase Agreement is hereby modified by deleting the defined terms “Asset Type Grouping” and “Facility Amount” in their entirety.

(b)                                 Article 2 of the Existing Repurchase Agreement is hereby modified by inserting the following new defined term in its proper alphabetical order:

““Wachovia Credit Facility” shall mean that certain Credit Agreement, dated as of November 6, 2007, by and among NRFC WA Holdings, LLC, NRFC WA Holdings II, LLC, NRFC WA Holdings VII, LLC, NRFC WA Holdings X, LLC, NRFC WA Holdings XII, LLC, NorthStar Realty Finance Corp., NorthStar Realty Finance L.P. and Wachovia Bank, National Association, as Administrative Agent.”

(c)                                  Article 2 of the Existing Repurchase Agreement is hereby modified by inserting the following new defined term in its proper alphabetical order:

““Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records.”

(d)                                 Article 2 of the Existing Repurchase Agreement is hereby modified by deleting the defined term “Applicable Spread” in its entirety and inserting the following defined term in lieu thereof:

““Applicable Spread” shall mean, with respect to a Transaction involving any Purchased Asset:

(i)                                     so long as no Event of Default shall have occurred and be continuing, the incremental per annum rate (expressed as a number of “basis points”, each basis point being equivalent to 1/100 of 1%) as may be determined by Buyer in its sole discretion, as determined by Buyer on each Pricing Rate Determination Date in accordance with Article 3(d), and

(ii)                                  after the occurrence and during the continuance of an Event of Default, the applicable incremental per annum rate described in clause (i) of this definition, plus 400 basis points (4.00%).”

(e)                                  Article 2 of the Existing Repurchase Agreement is hereby modified by deleting the defined term “Maximum Advance Rate” in its entirety and inserting the following defined term in lieu thereof:

““Maximum Advance Rate” shall mean, with respect to each Purchased Asset, the “Advance Rate” as determined by Buyer in its sole and absolute discretion.”

(f)                                    Article 2 of the Existing Repurchase Agreement is hereby modified by deleting the defined term “Purchase Price” in its entirety and inserting the following defined term in lieu thereof:

““Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by a Seller to Buyer on the applicable Purchase Date, adjusted after the Purchase Date as set forth below.  The Purchase Price as of the Purchase Date for any Purchased Asset shall be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the Market Value of such Purchased Asset (or the par amount of such Purchased Asset, if lower than Market Value) by (ii) the “Advance Rate” for such Purchased Asset, as determined by Buyer in its sole and absolute discretion.  The Purchase Price of any Purchased Asset shall be (x) increased by any Future Funding Amounts disbursed by Buyer to Seller or the related borrower with respect to such Purchased Asset and (y) decreased by (i) the portion of any Principal Payments on such Purchased Asset that are applied pursuant to Article 5 hereof to reduce such Purchase Price and (ii) any other amounts paid to Buyer by Seller to reduce such Purchase Price.”

(g)                                 Article 3 of the Existing Repurchase Agreement is hereby modified by deleting the existing title heading in its entirety and inserting the following title heading in lieu thereof:

“ARTICLE 3.
INITIATION; CONFIRMATION; TERMINATION; FEES”

(h)                                 Article 3 of the Existing Repurchase Agreement is hereby modified by deleting the existing Article 3(a)(xiii) and inserting the following paragraph in lieu thereof:

“Buyer shall have received payment from Seller, as consideration for Buyer’s agreement to enter into this Agreement, an up-front structuring fee in an amount equal to $350,000, such amount to be paid to Buyer in U.S. Dollars on the Closing Date, in immediately available funds, without deduction, set-off or counterclaim (the “Structuring Fee”); and”

(i)                                     Article 3 of the Existing Repurchase Agreement is hereby modified by deleting Article 3(b)(i) in its entirety.

(j)                                     Article 3 of the Existing Repurchase Agreement is hereby modified by deleting the existing Article 3(b)(iii)(C) and inserting the following paragraph in lieu thereof:

“Buyer shall have determined the Pricing Rate applicable to the Transaction (including the Applicable Spread);”

(k)                                  Article 3 of the Existing Repurchase Agreement is hereby modified by deleting the existing Article 3(d) and inserting the following paragraph in lieu thereof:

“With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on the Pricing Rate Determination Date for all of the next succeeding Pricing Rate Periods for such Transaction.  Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period in Buyer’s sole and absolute discretion, exercised in good faith, and notify Seller of such rate for such period each such Pricing Rate Determination Date.”

(l)                                     Article 3 of the Existing Repurchase Agreement is hereby modified by deleting the existing Article 3(n)(ii) and inserting the following paragraph in lieu thereof:

“Upon written request of a Seller delivered to Buyer at least thirty (30) days, but in no event earlier than sixty (60) days, prior to the then current Final Maturity Date, and so long as no Margin Deficit, Default or Event of Default and no event which has a Material Adverse Effect shall have occurred and be continuing on the then current Final Maturity Date, Buyer may in its sole discretion agree to extend the Maturity Date, for a period not to exceed three-hundred and sixty-four (364) additional days (the “Wind Down Period”) by giving notice to such Seller of such extension and of the end of the Wind Down Period determined by Buyer; provided, that any failure by Buyer to deliver notice to such Seller of any objection or rejection to such Wind Down Period within fifteen (15) days from the date first received by Buyer shall be deemed to be Buyer’s determination to extend the Final Maturity Date.  In no event shall the Final Maturity Date be extended for more than one (1) Wind Down Period.  Prior to the Wind Down Period, Seller shall pay down an amount equal to ten percent (10%) of the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding.  During the Wind Down Period, (i) Buyer shall not finance any additional Eligible Assets from any Seller and (ii) for each of the four (4) successive calendar quarters, Seller is required to pay down an amount equal to twenty-five percent (25%) of the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding (determined as of the time at which the ten percent (10%) amount specified above was calculated) at the end of each calendar quarter.  Notwithstanding any other provision of this Article 3(n)(ii) or otherwise herein, neither Buyer nor any of its Affiliates shall be under any obligation to extend the original Final Maturity Date, as the same may have been extended pursuant to this Article 3(n)(ii).”

(m)                               Article 4 of the Existing Repurchase Agreement is hereby modified by deleting existing Article 4(a) and inserting the following paragraph in lieu thereof:

“If at any time Buyer’s Margin Amount for all Purchased Assets is less than the Repurchase Price for all Purchased Assets (a “Margin Deficit”), then Buyer may by notice to Seller in the form of Exhibit XII (a “Margin Deficit Notice”) require Seller to, at Seller’s option, no later than one (1) Business Day following the receipt of a Margin Deficit Notice (the “Margin Deadline”) (provided that if such Margin Deficit Notice is received by Seller after 8:00 a.m. EST, Seller shall have two (2) Business Days after receipt thereof) to the extent such Margin Deficit equals or exceeds the Minimum Transfer Amount, (i) transfer to Buyer for no additional consideration (by transfer to Buyer or its designee (including the Custodian) Additional Eligible Collateral, (ii) repurchase some or all of the Purchased Assets at their respective Repurchase Prices, (iii) make a payment in reduction of the Purchase Price (which payment may be paid by the withdrawal by Buyer of funds held in the Depository Account after allocation and payment of any allocated amounts then due and payable to Buyer and its Affiliates), or (iv) choose any combination of the foregoing, such that, after giving effect to such transfers, repurchases and payments, Buyer’s Margin Amount for all Purchased Assets, shall be equal to or greater than the related Repurchase Price for all Purchased Assets.”

(n)                                 Article 4 of the Existing Repurchase Agreement is hereby modified by deleting Article 4(b) in its entirety.

(o)                                 Article 6 of the Existing Repurchase Agreement is hereby modified by inserting the following paragraph as a new Article 6(e):

“Seller and Guarantor each acknowledge that it has no rights to service the Purchased Assets but only has rights as a party to the current Servicing Agreement or any other servicing agreement with respect to the Purchased Assets.  Without limiting the generality of the foregoing and in the event that any Seller or Guarantor is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each Seller and Guarantor grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.  The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.”

(p)                                 Article 11 of the Existing Repurchase Agreement is hereby modified by deleting the existing Article 11(l) and inserting the following paragraph in lieu thereof:

“permit Guarantor’s Liquidity to be less than the greater of (i) $15,000,000 or (ii) an amount equal to ten percent (10%) of Guarantor’s and its consolidated Subsidiaries’ total Indebtedness (excluding (1) Non-Recourse Indebtedness and (2) Indebtedness maturing after the Maturity Date) plus five percent (5%) of the then-current aggregate outstanding amount due under the Wachovia Credit Facility;”

(q)                                 Article 11 of the Existing Repurchase Agreement is hereby modified by deleting the existing Article 11(p) and inserting the following paragraph in lieu thereof:

“permit the ratio of (A) Guarantor’s and its consolidated Subsidiaries’ Indebtedness (excluding Non-Recourse Indebtedness, borrowings under the Unsecured Credit Facility and trust preferred securities) to (B) Adjusted Total Assets of Guarantor and its consolidated Subsidiaries to exceed 0.12 to 1.00;”

(r)                                    Article 28 of the Existing Repurchase Agreement is hereby modified by inserting the following paragraph as a new Article 28(g):

“For the avoidance of doubt, no Seller retains any economic rights to the servicing, other than a Seller’s rights under the Servicing Agreement or any other servicing agreement related to the Purchased Assets.  As such, each Seller expressly acknowledges that the Purchased Assets are sold to Buyer on a “servicing released” basis with such servicing retained by the Servicer.”

(s)                                  Schedule I to the Existing Repurchase Agreement is hereby modified by deleting such Schedule I in its entirety.

SECTION 2.                            Other Agreements.

(a)          The Seller and Buyer acknowledge and agree that any references to the Facility Amount or a maximum available amount are hereby deleted in their entirety and shall have no further force or effect; provided, however, that the Existing Repurchase Agreement (as modified by this Amendment) shall continue to be an uncommitted repurchase facility and that Buyer shall enter into any further Transactions in its sole and absolute discretion.

(b)         Each Transaction and all new Transactions shall be subject to and governed by the terms of the related Confirmation (including, but not limited to, the Applicable Spread and Pricing Rate contained therein) which terms shall not be amended without the prior written consent of the Seller and Buyer.

(c)          Buyer shall continue to be entitled to make a determination, in the exercise of its sole discretion, that, in the case of any new Transaction, it shall or shall not purchase any or all of the assets proposed to be sold to Buyer by Seller.  If Buyer makes such a determination to purchase one or more assets proposed to be sold by Seller, in no event shall, both immediately prior to the requested Transaction and also after giving effect thereto, the aggregate Repurchase Price for all Purchased Assets subject to Transactions then outstanding exceed $150,000,000.

SECTION 3.                            Conditions Precedent.  This Amendment and its provisions shall become effective on the date on which the Buyer shall have received this Amendment, executed and delivered by a duly authorized officer of each Seller and the Buyer (the “Amendment Effective Date”).

SECTION 4.                            Representations and Warranties.  Seller hereby represents and warrants to the Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) the Seller is in compliance with all of the terms and provisions set forth in the Existing Repurchase Agreement and the other Transaction Documents on its part to be observed or performed, (ii) no Default or Event of Default has occurred or is continuing, (iii) the Seller has no, and hereby waives all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against the Buyer arising under or in respect of the Existing Repurchase Agreement or any other Transaction Document and (iv) the Buyer is in full compliance with its undertakings and obligations under the Existing Repurchase Agreement and the other Transaction Documents.  Seller hereby confirms and reaffirms the representations and warranties contained in the Existing Repurchase Agreement and all of the other Transaction Documents.

SECTION 5.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each reference therein and herein to the “Transaction Documents” shall be deemed to include, in any event, this Amendment and each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Existing Repurchase Agreement as amended hereby.

SECTION 6.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7.                            Expenses.  The Seller agrees to pay and reimburse the Buyer for all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the Buyer.

SECTION 8.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

NRFC JP HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Albert Tylis
Name: Albert Tylis
	Title:	Executive Vice President, General Counsel & Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BUYER:

JPMORGAN CHASE BANK, N.A., a national banking association

By:	/s/ Kunal K. Singh
Name: Kunal K. Singh
Title: Vice President